Exhibit 32
CERTIFICATIONS PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
     In connection with the Quarterly Report on Form 10-Q of ATMI, Inc. (the “Company”) for the period ending March 31, 2007 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Douglas A. Neugold and Timothy C. Carlson, Chief Executive Officer of the Company and Chief Financial Officer of the Company, respectively, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ Douglas A. Neugold Name: Douglas A. Neugold
Title: President and Chief Executive Officer
Date: April 23, 2008

/s/ Timothy C. Carlson Name: Timothy C. Carlson
Title: Executive Vice President, Chief Financial Officer and Treasurer (Chief Accounting Officer)
Date: April 23, 2008
A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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